Exhibit 10.34.1

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of April 22, 2019 (this “Agreement”), is entered into by and among Athenex, Inc., a Delaware corporation (the “Borrower”), the Lenders parties hereto, and Perceptive Credit Holdings II, LP, a Delaware limited partnership, as the Administrative Agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement (defined below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Subsidiary Guarantors from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement and Guaranty, dated as of June 30, 2018 (as amended or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, pursuant to that certain License and Development Agreement, dated as of December 11, 2017 (the “LDA”), by and between the Borrower, Almirall S.A. and Aqua Pharmaceuticals (Almirall S.A. and Acqua Pharmaceuticals, together, the “LDA Counter Parties”), the LDA Counter Parties are required to pay the Borrower a certain milestone payment of $20,000,000; provided that the LDA Counter Parties’ obligation to pay such milestone payment is conditioned upon the delivery by the Borrower of a bank guarantee or letter of credit to assure prompt and full payment of any amounts to be reimbursed by the Borrower in connection with such milestone payment in accordance with the LDA (collectively, the “LDA Transaction”);

WHEREAS, the Borrower has informed the Administrative Agent that it intends to apply for and deliver to the LDA Counter Parties a letter of credit, to be issued by Bank of America, N.A. (or one of its Affiliates), in an amount of $25,000,000 (the “LDA L/C”) in order to satisfy its obligations under the LDA to the LDA Counterparties;

WHEREAS, among other things, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement in order to permit the Borrower to incur the Indebtedness will result from the issuance of the LDA L/C; and

WHEREAS, the Administrative Agent and the Lenders are willing to agree to such request subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1Certain Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Amendment No. 1 Effective Date” is defined in Section 3.1.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“LDA” is defined in the second recital.

“LDA Counter Parties” is defined in the second recital.

“LDA L/C” is defined in the third recital.

“LDA Transaction” is defined in the second recital.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

SECTION 2.1New Defined Terms. The following new defined terms are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of April 22, 2019, by and among the Borrower, the Administrative Agent and the Lenders.

“Amendment No. 1 Effective Date” has the meaning ascribed to such term in Amendment No. 1.

“L/C Issuer” means Bank of America, N.A.

“LDA L/C” has the meaning ascribed to such term in Amendment No. 1.

“LDA Transaction” has the meaning ascribed to such term in Amendment No. 1.

SECTION 2.2Amendments to the Credit Agreement.

(a)Section 9.01 of the Credit Agreement is hereby amended as follows: (i) the word “and” at the end of clause (m) of Section 9.01 is hereby deleted; (ii) current clause (n) of Section 9.01 is hereby re-designated to be clause (o); and (iii) new clause (n) is hereby inserted into Section 9.01 to read as follows:

“(n) Indebtedness in respect of the LDA L/C in a total face amount not to exceed $25,000,000 (or the Equivalent Amount in other currencies); and”.

(b)Section 9.02 of the Credit Agreement is hereby amended as follows: (i) the word “and” at the end of clause (m) of Section 9.02 is hereby deleted; (ii) current clause (n) of Section 9.02 is hereby re-designated to be clause (o); (iii) new clause (n) is hereby inserted into Section 9.02 to read as follows:

“(n) Liens on amounts on deposit with L/C Issuer (or one of its Affiliates) (which such amounts shall not exceed $25,000,000 (or the Equivalent Amount in other currencies)) serving as cash collateral for the LDA L/C; and”;

and (iv) the reference to clause (n) of Section 9.02 in the final proviso in Section 9.02 is hereby replaced with a reference to clause (o) of Section 9.02.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1Conditions to Effectiveness. This Agreement shall become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Administrative Agent (the date when all such conditions are so satisfied being the “Amendment No. 1 Effective Date”):

(a)	the Administrative Agent shall have received counterparts of this Agreement duly executed by each of the Borrower and the Majority Lenders;
(b)	both immediately before and after giving effect to this Agreement:

(i)the representations and warranties set forth in Article IV below shall be true and correct; and

(ii)no Default shall have occurred and be continuing;

(c)	the Administrative Agent shall have received all documentation related to the LDA L/C and the LDA Transaction; and
(d)

the Administrative Agent shall have received all fees, costs and expenses (including without limitation the fees and expenses of Morrison & Foerster LLP, counsel to the Administrative Agent) invoiced on or prior to the Amendment No. 1 Effective Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants on behalf of itself and each other Obligor to each of the Administrative Agent and the Lenders as set forth below:

SECTION 4.1Validity, etc. This Agreement, the Credit Agreement and each other Loan Document constitutes the legal, valid and binding obligation of such Obligor, enforceable in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.2Representations and Warranties, etc. Immediately prior to, and immediately after giving effect to, this Agreement, the following statements shall be true and correct:

(a)the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

(b)no Default has occurred and is continuing.

SECTION 4.3Confirmation of Continued Effectiveness. Both immediately before and immediately after giving effect to this Agreement, except as expressly provided herein, the Credit Agreement and each other Loan Document is and shall continue to be in full force and effect and the same is hereby ratified in all respects by the Borrower on behalf of itself and the other Obligors.

ARTICLE V

MISCELLANEOUS

SECTION 5.1No Waiver. Except as expressly provided herein, nothing contained herein shall be deemed to constitute a waiver of any Default or Event of Default or compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties, and the Administrative Agent and each Lender reserves all rights, privileges and remedies under the Credit Agreement and the other Loan Documents.

SECTION 5.2Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 5.3Loan Document Pursuant to Credit Agreement. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement, as amended hereby.

SECTION 5.4Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

SECTION 5.5Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 5.6Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.7Full Force and Effect; Limited Waiver and Consent. Except as

expressly amended hereby, the Obligors each jointly and severally agree that all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments, consents and other waivers and modifications set forth in this Agreement shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or waived hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Administrative Agent or any Lender under the Credit Agreement or any of the Loan Documents.

[Signature pages to follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by a Responsible Officer as of the date first above written.

BORROWER: ATHENEX, INC.

By:	/s/ Teresa Bair
Name:	Teresa Bair
Title:	Senior Vice President Administration & Legal Affairs

Address for Notices: 1001 Main Street Suite 600 Buffalo, NY 14203 Attn: Teresa Bair Tel: 716-427-2868 Fax: 716-800-6816 Email: tbair@athenex.com

ADMINISTRATIVE AGENT:
PERCEPTIVE CREDIT HOLDINGS II, LP

By:	PERCEPTIVE CREDIT
OPPORTUNITIES GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name:	Sandeep Dixit
Title:	Chief Credit Officer

By:	/s/ Sam Chawla
Name:	Sam Chawla
Title:	Portfolio Manager

Address for Notices: Perceptive Credit Holdings II, LP c/o Perceptive Advisors LLC 51 Astor Place, 10th Floor New York, NY 10003 Attn: Sandeep Dixit Email: Sandeep@perceptivelife.com

LENDERS:
PERCEPTIVE CREDIT HOLDINGS II, LP

By:	PERCEPTIVE CREDIT
OPPORTUNITIES GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name:	Sandeep Dixit
Title:	Chief Credit Officer

By:	/s/ Sam Chawla
Name:	Sam Chawla
Title:	Portfolio Manager

Address for Notices: Perceptive Credit Holdings II, LP c/o Perceptive Advisors LLC 51 Astor Place, 10th Floor New York, NY 10003 Attn: Sandeep Dixit Email: Sandeep@perceptivelife.com